UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

Veracity Management Global, Inc.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
VERACITY MANAGEMENT GLOBAL, INC.
2566 LEJEUNE ROAD, SUITE 311
CORAL GABLES, FLORIDA 33134
TELEPHONE (305) 728-1359

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about August 15, 2007 to the holders of record as of the close of business on July 31, 2007 of the common stock of Veracity Management Global, Inc. ("Veracity").

Veracity's Board of Directors has approved, and a stockholder owning 1,534,673,651 shares of the 2,692,670,338 shares of Veracity’s common stock (the "Common Stock") outstanding as of August 2, 2007, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under Title 8, Subchapter VII, Section 228 of the Delaware General Corporation Laws and Veracity’s By-Laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Veracity for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, and Section 228 of the Delaware General Corporation Laws.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

Veracity will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Veracity will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Veracity’s common stock.

Veracity will only deliver one Information Statement to multiple security holders sharing an address unless Veracity has received contrary instructions from one or more of the security holders. Upon written or oral request, Veracity will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

VERACITY MANAGEMENT GLOBAL, INC.
2566 LEJEUNE ROAD, SUITE 311
CORAL GABLES, FLORIDA 33134
TELEPHONE (305) 728-1359
..Attn: Michael Rideman

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Veracity’s Bylaws and the Delaware General Corporation Laws, a vote by the holders of at least a majority of Veracity’s outstanding capital stock is required to effect the action described herein. Veracity’s Articles of Incorporation does not authorize cumulative voting. As of the record date, Veracity had 2,692,670,338 voting shares of Common Stock issued and outstanding of which 1,346,335,169 shares are required to pass any stockholder resolutions. The consenting stockholders are the record and beneficial owners of 1,534,673,651 shares of Veracity’s Common Stock as of August 2, 2007, which represents 57% of the issued and outstanding shares of Veracity’s Common Stock. Pursuant to Section 228 of the Delaware General Corporation Laws, the consenting stockholder voted in favor of the actions described herein in a joint written consent, dated August 2, 2007, attached hereto as Exhibit A. No consideration was paid for the consent. The consenting stockholder’s name, affiliations with Veracity, and his beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage
Michael Rideman	President, CEO and Co-Chairman	639,586,862	23.75%
Dr. Ronald L. Rideman	Vice President, Treasurer and Co-Chairman	639,586,862	23.75%
Marc L. Baker	Shareholder	255,499,927	9.49%
Total		1,534,673,651	57.00%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below discloses any person (including any "group") who is known to the Registrant to be the beneficial owner of more than five (5%) percent of the Registrant's voting securities. As of August 2, 2007, the Registrant had 2,692,670,338 shares of common stock issued and outstanding. Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of all classes of Veracity common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of August 2, 2007 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 2,692,670,338 shares of the Common Stock issued and outstanding on a fully diluted basis, as of August 2, 2007.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Michael Rideman, President, CEO and Co-Chairman 2655 LeJeune Road, Suite 311 Coral Gables, FL 33134	639,586,862 shares(1)	23.75%
Common Stock	Dr. Ronald L. Rideman, Vice President, Treasurer and Co-Chairman 2655 LeJeune Road, Suite 311 Coral Gables, FL 33134	639,586,862 shares(1)	23.75%
Common Stock	Alex Trujillo, Chief Operating Officer 2655 LeJeune Road, Suite 311 Coral Gables, FL 33134	258,080,733 shares	9.58%
Common Stock	Tony D' Auria 2655 LeJeune Road, Suite 311 Coral Gables, FL 33134	384,540,291 shares	14.35%
Common Stock	N. Richard Grassano, Chief Financial Officer 2655 LeJeune Road, Suite 311 Coral Gables, FL 33134	3,226,500 shares	0.00%
Common Stock	Marc L. Baker 12230 SW 2nd Street Plantation, FL 33325	255,499,927 shares	9.49%
Common Stock	Greg Paige 1450 South Dixie Highway Boca Raton, FL 33432	256,175,393 shares	9.51%
Common Stock	All officers and directors as a group (4 persons)	1,540,480,957 shares(1)	57.21%
(1) Includes 14,600,000 warrants issued to Michael Rideman and Dr. Ronald Rideman as part of their $200,000 loan to the Company. The warrants are exercisable by the Rideman's to purchase a total of 14,600,000 shares of the Company's common stock during the 4 year period from April 2006 through April 2010, at an exercise price of $0.01 per share.

CHANGE IN CONTROL

None.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Veracity’s Board of Directors (the "Board") and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION I
REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and the consenting stockholder has approved a resolution, attached as Exhibit A hereto, to effect a one-for-seventy three (1:73) reverse stock split of the Common Stock of Veracity (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split. The Board and the consenting stockholder believe that the Reverse Split is in Veracity's best interests, principally because it will enable Veracity to issue additional shares in connection with raising capital and/or potential business acquisitions related to its ongoing efforts to acquire additional operating business.

The immediate effect of the Reverse Split will be to reduce the total number of shares of Veracity common stock from approximately 2,692,670,338 shares to approximately 36,885,895 shares issued and outstanding.

The Reverse Split will affect all of the holders of Veracity's common stock uniformly and will not materially affect any stockholder's percentage ownership interest in Veracity or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective on or about August 29, 2007 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of Veracity's common stock and without regard to current certificates representing shares of any class of Veracity common stock being physically surrendered for certificates representing the number of shares of Veracity common stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates of Veracity common stock will be issued.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split.

A resolution and consent granting the authority to effect a one-for-seventy three reverse stock split of the Common Stock of Veracity is attached hereto as Exhibit A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. Veracity's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any instruments or the Articles of Incorporation as amended or the Bylaws of Veracity in effect on the date of this Information Statement, Veracity stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Veracity or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving Veracity.

Following the Reverse Stock Split and the Authorized Share Increase, the number of shares of Veracity’s stock will be as follows (subject to slight adjustment for rounding of fractional shares):

	Common Stock Outstanding	Authorized Common Stock	Preferred Stock Outstanding	Authorized Preferred Stock
Pre Reverse Split	2,692,670,338	3,500,000,000	0	5,000,000
1 for 73	36,885,895	3,500,000,000	0	5,000,000

EXHIBIT A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDER
OF
VERACITY MANAGEMENT GLOBAL, INC.
a Delaware Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding capital stock of Veracity Management Global, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by Title 8, Subchapter VII, Section 228 of the Delaware General Corporation Laws and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of August 2, 2007:

REVERSE STOCK SPLIT

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding and reserved shares of the Corporation, that it is in the best interests of the Corporation and its shareholders that every seventy-three (73) issued and outstanding shares of common stock of the Corporation ("Common Stock") be automatically split into 1 share of Common Stock (the "Reverse Stock Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the third whole integer in such a manner that all rounding shall be done to the next 100 and each and every shareholder shall own at least 100 shares as a result of the Reverse Split;

WHEREAS, subject to and in compliance with Section 228 of the Delaware General Corporation Laws, it is deemed to be in the best interests of the Corporation and its shareholders that a record date for the Reverse Stock Split be set as July 31, 2007 (the "Record Date"), such that all persons holding shares of Common Stock on the Record Date shall have their shares of Common Stock split applying a ratio of 73 to 1 and that an effective date for the Reverse Stock Split be set on August 29, 2007;

NOW, THEREFORE, BE IT RESOLVED, that, every 73 issued and outstanding shares of Common Stock be and hereby are automatically split into 1 share of Common Stock and the resultant share ownership be rounded up to the third whole integer in such a manner that all rounding shall be done to the next 100 and each and every shareholder shall own at least 100 shares as a result of the Reverse Split;

RESOLVED FURTHER, that the Record Date be, and hereby is approved;

RESOLVED FURTHER, that, no fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the nearest third integer whole share. In plain English rounded up to the nearest hundred.

RESOLVED FURTHER, that, subject to the foregoing, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares held by each shareholder after giving effect to the Reverse Stock Split and to take such further action as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions.

All stock of this corporation, whether Common Stock or Preferred Stock, shall be issued only upon the receipt of the full consideration fixed for the issuance of such stock. Such stock, once issued, shall be fully paid and nonassessable.

On August 29, 2007 (the "Split Effective Date"), each 73 shares of common stock, par value $0.001 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the "Old Common Stock") shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of common stock, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split."

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholder of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Michael Rideman,	Dr. Ronald L. Rideman,	Mark L. Baker
President, CEO and Co-Chairman	Vice President and Co-Chairman	Shareholder
Beneficial Owner of 639,586,862 or 23.75%	Beneficial Owner of 639,586,862 or 23.75%	Beneficial Owner of 255,499,927 or 9.49%
/s/ Michael Rideman	/s/ Michael Rideman	/s/ Mark L. Baker